KPMG PEAT MARWICK                                          Exhibit 24
     Certified Public Accountants

     Orange County Office
     Center Tower
     650 Town Center Drive
     Costa Mesa, CA  92626

The Board of Directors
Beckman Instruments, Inc.

We consent to incorporation by reference in the registration statements (nos. 33-31573, 33-31862, 33-41519, 33-51506, 33-55778, 33-66990, 33-66988, and 33-
65155) on Form S-8 of Beckman Instruments, Inc. of our report dated January 19, 1996, relating to the consolidated balance sheets of Beckman Instruments, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Beckman Instruments, Inc.

Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits", in 1994 and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", and Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", in 1993.

                                                KPMG PEAT MARWICK

Orange County
February 8, 1996